As filed with the Securities and Exchange Commission on November 17, 1997
                                                 Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                           NEW CENTURY ENERGIES, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                      84-1334327
(State of Incorporation)                   (IRS Employer Identification No.)

                                1225 17th Street
                             Denver, Colorado 80202
                                 (303) 571-7511
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Richard C. Kelly
              Executive Vice President and Chief Financial Officer
                           New Century Energies, Inc.
                                1225 17th Street
                             Denver, Colorado 80202
                                 (303) 571-7511

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                   Copies to:
                               Gary W. Wolf, Esq.
                             Cahill Gordon & Reindel
                               Eighty Pine Street
                             New York, NY 10005-1702
                                 (212) 701-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   Title of Each Class of      Amount to Be             Proposed Maximum        Proposed Maximum Aggregate   Amount of Registration
Securities to Be Registered     Registered         Offering Price Per Share(1)      Offering Price(1)                Fee (1)
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock ($1 par value)     9,000,000 shares           $42.3125                    $380,812,500              $115,398
-----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase
   Rights(2)                    9,000,000                    N/A                           N/A                     N/A
===================================================================================================================================


(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices for the Common Stock of New Century Energies, Inc. on November 10 , 1997, as reported on the New York Stock Exchange Composite Tape.

(2) Each share of Common Stock will have associated with it one right to purchase one one-hundredth of a share of the Company's preferred stock at a stipulated price in certain circumstances. No separate consideration will be received for the Preferred Stock Purchase Rights.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 17, 1997

PROSPECTUS
                                9,000,000 Shares


                                  COMMON STOCK
                           (par value $1.00 per share)

                           NEW CENTURY ENERGIES, INC.

                                   ----------

     New Century Energies, Inc. (the "Company") intends to offer from time to time up to 9,000,000 shares of its Common Stock, with the par value of one dollar ($1.00) per share (the "Common Stock"). The Common Stock will be issued in amounts, at prices and on terms to be determined at the time or times of sale. Each share of Common Stock, including the shares offered hereby, has associated with it one right to purchase one-hundredth of a share of the Company's preferred stock at a stipulated price in certain circumstances relating to changes in ownership of the Company under the Company's rights agreement.

     For each offering of the Common Stock for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (each, a "Prospectus Supplement") that will set forth the initial public offering price and the terms of offering of such Common Stock. The Common Stock may be sold by the Company through underwriters or dealers, directly by the Company or through agents for offering pursuant to the terms fixed at the time of sale. See "Plan Of Distribution" herein.

     The Common Stock is traded on the New York Stock Exchange ("NYSE") under the NYSE symbol "NCE." The last reported sales price of the Common Stock as reported by the NYSE Composite Tape on November 13, 1997 was $43-5/8 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 ---------------

                 The date of this Prospectus is           , 1997.

                              AVAILABLE INFORMATION

     New Century Energies, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files with the Securities and Exchange Commission ("SEC") reports, proxy statements, and other information, which are available for inspection and copying at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. (The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.) Copies of such material can be obtained from the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such material also can be inspected at the office of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner of shares of the Company to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Prospectus by reference. Requests for such documents should be directed to Corporate Secretary, New Century Energies, Inc., 1225 17th Street, Denver, Colorado 80202 (Tel: (303) 571-7511).

     The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 33-64951);

          2. The description of the Company's Common Stock contained in the Registration Statement on Form 8-B dated April 24, 1997 (as amended by Form 8-B/A dated May 9, 1997), incorporated by reference from the Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 of the Company (File No. 33-64951);

          3. The description of the preferred stock purchase rights associated with each share of Common Stock contained in the Registration Statement on Form 8-A dated June 23, 1997 of the Company;

          4. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (File No. 1-12927);

          5. The Company's Current Reports on Form 8-K dated July 2, 1997 and August 1, 1997 (two reports dated August 1, one reporting consummation of the Merger (as defined herein) and containing supplemental financial statements and the other reporting the effectiveness of the Company's rights agreement);

          6. Public Service Company of Colorado's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1996 (File No. 1-3280);

          7. Southwestern Public Service Company's Annual Report on Form 10-K for the twelve months ended August 31, 1996 (File No. 1-3789);

          8. Southwestern Public Service Company's Transition Report on Form 10-K for the transition period from September 1, 1996 to December 31, 1996 (File No. 1-3789);

          9. Public Service Company of Colorado's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (File No. 1-3280);

          10. Southwestern Public Service Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997, March 31, 1997, June 30, 1997 and September 30, 1997 (File No. 1-3789);

          11. Public Service Company of Colorado's Current Reports on Form 8-K dated February 24, 1997, April 1, 1997 (as amended by Form 8-K/A filed June 13, 1997) and July 2, 1997 (two reports dated July 2) (File No. 1-3280); and

          12. Southwestern Public Service Company's Current Reports on Form 8-K dated February 7, 1997, February 24, 1997, April 22, 1997 and June 30, 1997 (File No. 1-3789).

     All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

     The Company, a Delaware corporation formed on August 21, 1995, is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. The Company, Public Service Company of Colorado ("PSCo") and Southwestern Public Service Company ("SPS") entered into an Agreement and Plan of Reorganization dated August 22, 1995, as amended December 8, 1995, providing for a business combination as peer firms involving PSCo and SPS in a "merger of equals" transaction (the "Merger"). The Merger became effective on August 1, 1997. As a result of the Merger, the Company owns all of the outstanding shares of common stock of three public utility companies, PSCo, SPS and Cheyenne Light, Fuel and Power Company. The Company also owns several non-utility subsidiaries. The principal executive offices of the Company are located at 1225 17th Street, Denver, Colorado 80202.

                                 USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Common Stock for general corporate purposes, including to retire debt and to make capital contributions to its subsidiaries. If the Company uses any proceeds to make a capital contribution to a subsidiary, such subsidiary will use such proceeds to retire debt and for general corporate purposes.

                         PRICE RANGE OF COMMON STOCK AND
                              DIVIDEND INFORMATION

     Since the Merger, the shares of Common Stock of the Company have been traded on the NYSE under the symbol "NCE". The following table sets forth the reported high and low sale prices for the Common Stock for the periods indicated.


       Period                                         High          Low
       1997

       Third Quarter (from August 4, 1997)...         $43-1/4       $39
       Fourth Quarter (to November 13, 1997)...       $43-5/8       $40-1/4


     The last reported sale price for the Common Stock on the NYSE on November 13, 1997 was $43-5/8 per share.

     During the third quarter of 1997, the Board of Directors of the Company approved a $0.58 per share dividend on the Common Stock payable to shareholders on November 15, 1997. The Company's common stock dividend level is dependent upon the Company's results of operations, financial position, cash flows and other factors. The Board of Directors of the Company will continue to evaluate the common stock dividend on a quarterly basis.

                              PLAN OF DISTRIBUTION

     The Company may sell the Common Stock in any of three ways: (i) directly to one or more purchasers; (ii) through agents; or (iii) through underwriters or dealers. The Prospectus Supplement relating to each offering of Common Stock will set forth the terms of the offering of such Common Stock, including the name or names of any such agents, underwriters or dealers, the purchase price of such Common Stock and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in any sale of Common Stock, such Common Stock will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement relating to a sale of Common Stock, the obligations of any underwriter or underwriters to purchase such Common Stock will be subject to certain conditions precedent and such underwriter or underwriters will be obligated to purchase all of such Common Stock if any shares are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such Common Stock may be purchased. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Common Stock offered thereby.

     If underwriters are used in any sale of Common Stock, the purchase agreement in connection with such sale may provide for an option on the part of the underwriters to purchase additional shares of such Common Stock within thirty days of the execution of such purchase agreement, which option may be exercised solely to cover overallotments. Any such overallotment option will be disclosed in the Prospectus Supplement in connection with the Common Stock offered thereby.

     If an agent of the Company is used in any sale of Common Stock, such agent will be named and any commission payable by the Company to such agent will be set forth in the Prospectus Supplement relating to such Common Stock. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best effort basis for the period of its appointment.

     The Common Stock offered hereby will be listed on the New York Stock Exchange.

     Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters, and any discount or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. Agents and underwriters may be customers of, engaged in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the shares of Common Stock offered hereby are being passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                     EXPERTS

     The consolidated balance sheets of NCE and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, included in NCE's Form 8-K dated August 1, 1997, which statements are incorporated by reference in this registration statement, the balance sheets of NCE as of December 31, 1996 and 1995, included in NCE's Annual Report on Form 10-K for the year ended December 31, 1996, which statements are incorporated by reference in this registration statement, the consolidated balance sheets of PSCo and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, and the related financial statement schedule, included in PSCo's Annual Report on Form 10-K for the year ended December 31, 1996, which statements and schedule are incorporated by reference in this registration statement, and the balance sheet of NCE as of October 31, 1995, which statement is included in the NCE Joint Proxy Statement/Prospectus and Registration Statement on Form S-4, which statement is incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited interim financial information of NCE for the quarters ended March 31, 1997 and June 30, 1997, and the unaudited consolidated condensed interim financial information of NCE and subsidiaries for the quarter ended September 30, 1997, included in its Form 10-Qs, which information is incorporated by reference in this registration statement, the unaudited consolidated condensed interim financial information of PSCo and its subsidiaries for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, included in its Form 10-Qs, which information is incorporated by reference in this registration statement and the unaudited consolidated condensed interim financial information of SPS and its subsidiaries for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, included in its Form 10-Qs, which information is incorporated by reference in this registration statement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

     The consolidated financial statements of SPS incorporated in this prospectus by reference from SPS's Annual Report on Form 10-K for the year ended August 31, 1996 and from SPS's Transition Report on Form 10-K for the four months ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent certified public accountants ("Deloitte & Touche") , as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information included in SPS's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and February 28, 1997 that are incorporated herein by reference, Deloitte & Touche applied limited procedures in accordance with professional standards for reviews of such information. As stated in their reports that are included in SPS's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and February 28, 1997 that are incorporated by reference herein, they did not audit and they did not express an opinion on such interim financial information. Accordingly, the degree of reliance of any of their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of
Section 11 of the Securities Act for any of their reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.


=============================================================   ======================================================

     No person has been authorized to give any information or
to make any representation not contained in this Prospectus
and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.
This Prospectus does not constitute an offer to sell or a
solicitation of an offer to buy any securities other than the securities offered hereby or any of the securities offered
hereby in any jurisdiction to any person to whom it is unlawful                NEW CENTURY ENERGIES, INC.
to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no
change in the affairs of the Company since the date hereof.                           Common Stock
                                                                               (par value $1.00 per share)






                     TABLE OF CONTENTS
                                                                                 ---------------------
                                                 Page
                                                                                       PROSPECTUS
                                                                                 ---------------------
Available Information.......................        2
Incorporation of Certain
    Documents by Reference..................        2
The Company.................................        3
Use of Proceeds.............................        3
Price Range of Common Stock
    and Dividend Information................        4
Plan of Distribution........................        4
Legal Opinions..............................        5
Experts.....................................        5





                                                                                Dated:           , 1997

=============================================================   =========================================================


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the sale of Common Stock being registered (all amounts are estimated (on the assumption that all shares will be sold in a single transaction), except the SEC registration fee and the New York Stock Exchange listing fee). The Company will bear all expenses incurred in connection with the sale of the Common Stock being registered hereby.


SEC Registration Fee..................................    $  115,398
New York Stock Exchange Listing Fee...................        61,800
Printing and engraving expenses.......................        20,000
Legal Fees and Expenses...............................        75,000
Accounting Fees and Expenses..........................        30,000
Blue Sky Fees and Expenses............................         5,000
Transfer Agent Fees...................................        10,000
Miscellaneous.........................................       100,000
                                                          ==========
       Total..........................................    $  417,198
                                                          ==========

Item 15.  Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law (the "Delaware Act") permits corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Company's Restated Certificate of Incorporation (the "Company Charter") provides for indemnification of directors, officers, employees and agents to the full extent provided by the Delaware Act. The Company Charter states that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act. Pursuant to Section 145(g) of the Delaware Act and the Company Charter, the Company maintains directors' and officers' liability insurance coverage. The Company may also enter into an indemnity agreement with any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, as long as the provisions of the agreement are not impermissible under applicable law.

     As permitted by Section 102(a) of the Delaware Act, the Company Charter provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Act (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits.

     Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the provisions described under Item 15 above, or otherwise, the undersigned have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by control-ling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 14, 1997.

                                     NEW CENTURY ENERGIES, INC.


                                     By /s/ Richard C. Kelly
                                        ------------------------------------
                                        Name: Richard C. Kelly
                                        Title: Executive Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                   Date
---------                    -----                                   ----

/s/ Bill D. Helton    *      Chairman of the Board and Chief   November 14, 1997
-----------------------      Executive Officer (Principal
Name: Bill D. Helton         Executive Officer)

/s/ Wayne H. Brunetti    *   Vice Chairman of the Board,       November 14, 1997
--------------------------   President, Chief Operating
Name: Wayne H. Brunetti      Officer and Director

/s/ Richard C. Kelly         Executive Vice President and      November 14, 1997
-------------------------    Chief Financial Officer
Name: Richard C. Kelly       (Principal Financial Officer
                             and Principal Accounting
                             Officer)

/s/ C. Coney Burgess     *   Director                          November 14, 1997
--------------------------
Name: C. Coney Burgess

--------------------------   Director                          November   , 1997
Name: Danny H. Conklin

                                     Director              November   , 1997
------------------------------
Name: Giles M. Forbess

                                     Director              November   , 1997
------------------------------
Name: Gayle L. Greer
                                     Director              November   , 1997
------------------------------
Name: R. R. Hemminghaus

/s/ A. Barry Hirschfeld     *        Director              November 14, 1997
-----------------------------
Name: A. Barry Hirschfeld

--------------------------------     Director              November   , 1997
Name: J. Howard Mock

/s/ Will F. Nicholson, Jr.     *     Director              November 14, 1997
--------------------------------
Name: Will F. Nicholson, Jr.

/s/ J. Michael Powers         *      Director              November 14, 1997
-------------------------------
Name: J. Michael Powers

--------------------------------     Director              November   , 1997
Name: Rodney E. Slifer

/s/ W. Thomas Stephens     *         Director              November 14, 1997
----------------------------
Name: W. Thomas Stephens

/s/ Robert G. Tointon     *          Director              November 14, 1997
---------------------------
Name: Robert G. Tointon


*By:   /s/ Richard C. Kelly
       ----------------------------
       Name:  Richard C. Kelly,
          as attorney in fact

                                  EXHIBIT INDEX

Exhibit
Number                          Exhibit

1(a)      Form of Underwritten Purchase Agreement.

1(b)      Form of Purchase Agreement--Direct Sales.

4(a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex VIII to Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 (File No. 33-64951)).

4(b) Restated Bylaws (incorporated by reference to Annex IX to Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 (File No. 33-64951)).

4(c) Rights Agreement, dated as of August 1, 1997 between the Company and The Bank of New York, as Rights Agent (incorporated by reference to
          Exhibit 1 to the Company's Current Report on Form 8-K dated August 1,
          1997).

5         Opinion of Counsel for the Registrant.

15(a) Letter of Arthur Andersen LLP on Unaudited Financial Information of the Company.

15(b)     Letter of Arthur Andersen LLP on Unaudited Financial Information of
          PSCo.

15(c)     Letter of Deloitte & Touche LLP on Unaudited Financial Information of
          SPS.

15(d)     Letter of Arthur Andersen LLP on Unaudited Financial Information of
          SPS.

23(a)     Consent of Arthur Andersen LLP.

23(b)     Consent of Deloitte & Touche LLP.

23(c)     Consent of Counsel for the Registrant (included in Exhibit 5).

24        Powers of Attorney.